UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2010
Fifth Street Finance Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33901 (Commission File Number)	26-1219283 (I.R.S. Employer Identification No.)
10 Bank Street, Suite 1210
White Plains, New York 10606
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (914) 286-6800
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On May 26, 2010, Fifth Street Finance Corp. entered into an agreement to expand its borrowing capacity under its existing three-year secured credit facility with Wells Fargo Bank, N.A., successor to Wachovia Bank, N.A., pursuant to which it received an additional $50 million commitment under the facility, thereby increasing the size of the facility from $50 million to $100 million, with an accordion feature which allows for potential future expansion of the facility up to a total of $150 million. In addition, the interest rate of the facility was reduced to LIBOR plus 3.5% per year, with no LIBOR floor, and the maturity date of the facility was extended to May 26, 2013. The original facility was in the amount of $50 million with an accordion feature that allowed for potential future expansion of the facility up to $100 million, bore interest at a rate of LIBOR plus 4% per annum and had a maturity date of November 16, 2012.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits
(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release dated May 27, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2010	FIFTH STREET FINANCE CORP.
	By:	/s/ Bernard D. Berman
		Name:	Bernard D. Berman
		Title:	President